UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 20, 2007

MEDecision, Inc.

(Exact Name of Issuer as Specified in Charter)

Pennsylvania	001-33191	23-2530889
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 540-0202

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.            Entry into a Material Definitive Agreement.

On April 20, 2007, MEDecision, Inc. (the “Company”) entered into an amendment to its Master Product Agreement (the “Amendment”) with United HealthCare Services, Inc. (“UHS”).  In the Amendment, among other things, the Company has granted to UHS a license to utilize the Company’s Patient Clinical Summary and iEXCHANGE Web products for up to 450,000 member lives.  The Company and UHS also have agreed in the Amendment to the terms of an additional license and corresponding additional licensing fees in the event that UHS elects to license such products for more than the initial 450,000 member lives.  The initial term of the license granted in the Amendment expires on January 15, 2008, but may be renewed for five consecutive one year periods at pre-negotiated renewal rates at the election of UHS.

Item 2.02.            Results of Operations and Financial Condition.

On April 25, 2007, the Company issued a press release announcing its financial results for the three months ended March 31, 2007.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report on Form 8-K, including the Exhibit attached hereto, is furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  Furthermore, the information in this Current Report on Form 8-K, including the Exhibit, shall not be deemed to be incorporated by reference into the filings of MEDecision, Inc. under the Securities Act of 1933, as amended.

Item 9.01               Financial Statements and Exhibits.

(d)           The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release of MEDecision, Inc. issued on April 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDECISION, INC.

Date: April 25, 2007	By:	/s/ Carl E. Smith
		Name:	Carl E. Smith
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of MEDecision, Inc. issued on April 25, 2007.